Exhibit 99.1

                                                            ENGlobal Corporation
ENGlobal                                654 N. Sam Houston Parkway E., Suite 400
                                                         Houston, TX  77060-5914
                                                                    281-878-1000
                                                                281-878-1010 fax
                                                                www.englobal.com

--------------------------------------------------------------------------------

William A. Coskey                                      Direct Dial: 281-878-1020
Founder, Chairman of the Board and                     Direct Fax: 281-878-1011
Chief Executive Officer                                bill.coskey@englobal.com



October 29, 2008

Dear ENGlobal Employees, Stockholders, Clients and Vendors:

During the past few months, we have all been inundated with gloomy financial news about what the future might hold. With this open letter, I do not intend to bother you with my impression of how our country's financial situation got to where it is today, because we have all heard the same news and can form our own views. To me, in its simplest terms, the economy currently lacks a critical ingredient - and that's confidence.

When consumers like you and me are confident, we willingly spend money on a variety of wants and needs, and this one factor makes up about two-thirds of all economic activity. When businesses are confident about future prospects, they readily make investments in anticipation of a future return on their investment. When banks are healthy and confident about getting repaid, they loan money, which is crucial to making the other two functions work.

I read this morning that consumer confidence has now "plunged" to the lowest level on record. So, in case there was any doubt left, any sense of optimism our nation has about the future, at least for now, has been replaced by another emotion - fear. While some part of this fear is being driven by reality and current events, I believe that we are all affected in a significant way by a steady stream of negative news. In somewhat of a self-fulfilling prophesy, we can all blame what's going on as a "bad economy," but the crisis we really face is one of confidence.

My mission with this correspondence is not to be an economic reporter - there are already more than enough folks covering that subject. But, I felt it was timely and important to share my optimistic perspective about our industry and our Company, especially given the times we now live in. Please consider the following ten factors, and why I believe they will serve as positive influences for ENGlobal's business going forward:

     1. ENGlobal is fortunate to have served many of our valued clients over a long period of time, and these strong alliance relationships are the foundation of our business.

     2. Our business relies on small to mid-sized projects, many of which fall into the "run and maintain" category. We are not nearly as dependent on huge grass roots capital projects as most others in our industry.

     3. Our In-Plant staff remains a strong part of our Company, and not only provides valuable services for our clients, but is also a daily point-of-contact with them. This dedicated group has historically provided a steady source of business for ENGlobal.

     4. Many of the projects we work on are not economically motivated, but instead are required for our clients to comply with various government regulations. We expect that regulatory oversight of our clients' industries will continue to increase over time, with some examples of these projects being: Process Safety Management (OSHA), Environmental Mandates (EPA), and Pipeline Integrity (DOT).

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Open Letter to ENGlobal Employees, Stockholders, Clients and Vendors
October 29, 2008
Page 2



     5. A significant part of our Automation Group's work is driven by our clients' need to replace aging and obsolete distributed control system
          (DCS) and analytical equipment. While at times these expenditures can be deferred, the need to replace DCS and other equipment has provided a reliable and recurring source of projects. We are focusing our efforts on improving operational efficiencies that will allow us to fully capitalize on these opportunities.

     6. With the help of an acquisition by our Construction Group, ENGlobal is building a great reputation for its planning and implementation work on process plant turnarounds, another source of recurring business. We are currently investing in the future of this business and, coupled with this acquisition, we have greatly expanded the level of service we are able to provide on engineering, procurement, and construction
          (EPC) projects.

     7. Three of our larger clients have publicly expressed that their spending plans for 2009 are basically unchanged from 2008 if, as their forecasts assume, the price of crude continues at around its current $65 level. I expect that this same "very little has changed" attitude will be heard from many of our other large midstream and downstream clients over the near term.

     8. I believe our country has finally grown tired of being held captive to foreign sources of energy (as well we should). Both political parties have expressed their commitment to making energy independence a top priority. While there have been many false promises in the past, I anticipate that any real progress in this area will create work for ENGlobal.

     9. About half of the states in the U.S. have enacted Renewable Portfolio Standards, which mandate a timeline and percentage for electricity generation from renewable sources such as wind, solar, geothermal, and biomass. Also, the Investment Tax Credit for these renewable energy projects was due to expire on December 31, 2008, but was extended as part of the recent "bailout" legislation. I believe these two factors, working together, will serve to drive demand for alternative energy projects in the future.

     10. It is a fact that facilities in the energy industry, as well as in many other industries, are aging. No grass roots refinery has been built in the U.S. since 1976, and many of the country's large pipelines were installed over 50 years ago. Maintaining and rebuilding this aging infrastructure - an ENGlobal core competency - is going to be a future necessity that will benefit our Company.

As a result of these and other factors, ENGlobal has had recent success in continuing to land new work, in spite of the economic conditions you read about in the news. Even with our success and our belief that we have excellent prospects, we are not totally immune to the economic turmoil that may lie ahead. But my main message to you should be obvious: We firmly believe our Company is well positioned to ride-out any storms.

As always, our employees can help by being totally committed to quality and client satisfaction. My goal for ENGlobal is not just to meet our clients' expectations, but to look for ways to totally impress them by always going the extra mile. As a start, we need to be continuously asking questions in order to understand what our clients want. Next, we need to look for ways to give them positive surprises, which they don't often expect from service providers. I can guarantee that delivering on this one simple but important concept will be more effective for our business than 1,000+ PowerPoint presentations.

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Open Letter to ENGlobal Employees, Stockholders, Clients and Vendors
October 29, 2008
Page 3



In closing, we want you to know that we expect continued success going forward, including a record level of performance and financial results from operations during the current year and a strong potential for 2009. I hope you will consider joining me by not running with the fearful crowd, but instead by showing the world some confidence. It will definitely be a breath of fresh air for those around you.

Thank you for your continued support of ENGlobal.


                                            Sincerely,


                                            /s/ William A. Coskey
                                            ---------------------
                                            William A. Coskey, P.E.




Certain matters discussed in this letter constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities and Exchange Act of 1934, as amended. Some of the forward-looking statement can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates", "anticipates," and the negative of those words or other comparable terminology. The discussion of financial trends, strategy, plans or operational intentions may also include forward-looking statement including, but not limited to; (1) the Company's ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company's ability to successfully and profitably integrate acquisitions, including acquisitions by the Construction group; (3) the Company's ability to retain clients and employees, while sustaining alliances and project quality;(4) continued government oversight, regulatory requirements, and incentives, such as applicability of OSHA, EPA, and DOT regulations, enactment of renewable portfolio standards and the availability of investment tax credits; (5) the price of oil; (6) the continued strong performance of the energy sector, (7) the country's focus on achieving energy independence from foreign sources; (8) the successful financial performance of each business unit, including the deployment of In-Plant staff; and (9) continued need to replace obsolete distributed control systems and implementation of process plant turnarounds. Forward looking statement involve risks and uncertainties that could cause actual events and results to differ materially from those projected. These included, but are not limited to, the factors discussed in the Company's 2007 Annual Report on Form 10-K.